                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          National Mercantile Bancorp
             (Exact name of registrant as specified in its charter)



                California                                    95-3819685
         -----------------------                         -------------------
         (State of incorporation                          (I.R.S. Employer
             or organization)                            Identification No.)



             1840 Century Park East, Los Angeles, California 90067
         -------------------------------------------------------------
         (Address, including zip code, of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                       Name of each exchange on
   to be so registered                   which each class is to registered
 6.5% Series A Noncumulative
 Convertible Preferred Stock                  The Nasdaq Stock Market
-----------------------------                 -----------------------



Securities to be registered pursuant to Section 12(g) of the Act:

  Not Applicable
  --------------

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

  A description of the 6.5% Series A Noncumulative Convertible Preferred Stock (the "Series A Preferred Stock") to be registered hereunder is contained in the section entitled "Description of Capital Stock - Preferred Stock" in the Prospectus included in Amendment No. 2 to the Registrant's Registration Statement on Form S-2, File No. 333-21455, as filed on April 30, 1997 with, and as declared effective on May 13, 1997 by, the Securities and Exchange Commission. Such description is incorporated herein by reference.

ITEM 2.  EXHIBITS

  Exhibit No.     Description
  -----------     -----------

    3.1/1/        Form of Amended and Restated Articles of Incorporation
    3.2/2/        Amended and Restated Bylaws of the Company
    4.1           Specimen stock certificate for the Series A Preferred Stock



----------
/1/ Filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-2 and amendments thereto and incorporated herein by reference.

/2/ Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 and incorporated herein by reference.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   NATIONAL MERCANTILE BANCORP


Dated:  May 19, 1997               By /s/ Scott A. Montgomery
                                     __________________________________________
                                   Scott A. Montgomery, Executive Vice President
                                            and Chief Administrative Officer